April 2013 Issuer Free Writing Prospectus Registration Statement No. 333-178960 Dated April 19, 2013 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Contingent Income Auto-Callable Securities due on or about May 3, 2018

$•   Based on the worst performing index between the EURO STOXX 50® Index, the MSCI® Emerging Markets IndexSM and the S&P 500® Index

Contingent Income Auto-Callable Securities (the “securities”) offer the opportunity for investors to earn a quarterly contingent payment with respect to each determination date on which the closing levels of all the underlying indices are greater than or equal to 75% of their respective initial index levels, which we refer to as the coupon barrier level. In addition, if the closing levels of all the underlying indices are greater than or equal to their respective initial index levels on any determination date, the securities will be automatically redeemed or repaid at maturity, as applicable, for an amount per security equal to the stated principal amount and the contingent payment for that quarter. However, if on any determination date the closing level of any underlying index is less than its respective initial index level, the securities will not be redeemed and if the closing level of any underlying index is less than the applicable coupon barrier level, you will not receive any contingent payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent payment. Furthermore, if the final index level of any underlying index is below the applicable downside threshold level on the final determination date, UBS will pay you a cash payment less than the full principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative return of the underlying index with the largest percentage decrease between its initial index level and final index level (the “worst performing underlying index”) over the term of the securities and you may lose up to 100% of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying indices. Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective coupon barrier level/or downside threshold level, as applicable of any underlying index will result in few or no contingent payments and/or a significant loss of your investments even if the other underlying indices appreciate or have not declined as much. These securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire approximately 5 year term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG, London Branch
Underlying indices:	Euro STOXX 50® Index (Bloomberg Ticker: “SX5E”) MSCI® Emerging Markets IndexSM (Bloomberg Ticker: “MXEF”) S&P 500® Index (Bloomberg Ticker: “SPX”)
Aggregate principal amount:	$
Stated principal amount:	$10.00 per security
Issue price:	$10.00 per security (see “Commissions and issue price” below)
Pricing date:	Approximately April 30, 2013
Original issue date:	Approximately May 3, 2013 (3 business days after the pricing date)
Maturity date:	May 3, 2018 subject to adjustments for certain market disruption events and as described under “General Terms of the Securities — Maturity Date” in the accompanying product supplement.
Early redemption:	If, on any of the first nineteen determination dates, the closing levels of all the underlying indices are greater than or equal to their respective initial index levels, the securities will be automatically redeemed for an early redemption amount on the first contingent payment date immediately following the related determination date.
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.
Contingent payment:

•

If, on any determination date, the closing levels or the final index levels, as applicable, of all the underlying indices are greater than or equal to their respective coupon barrier levels, we will pay a quarterly contingent payment of $0.2250 (equivalent to approximately 9.00% of the stated principal amount) per security on the related contingent payment date. If, on any determination date, the closing level or the final index level, as applicable, of any underlying index is less than its respective coupon barrier level, no contingent payment will be made with respect to that determination date.

Determination dates:	July 30, 2013, October 30, 2013, January 30, 2014, April 30, 2014, July 30, 2014, October 30, 2014, January 30, 2015, April 30, 2015, July 30, 2015, October 30, 2015, February 1, 2016, May 2, 2016, August 1, 2016, October 31, 2016, January 30, 2017, May 2, 2017, July 31, 2017, October 30, 2017, January 30, 2018 and April 30, 2018 subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Determination Dates”,” — Final Determination Date” and “— Market Disruption Events” in the product supplement). We also refer to April 30, 2018 as the final determination date. In the event that we make any change to the expected pricing date and original issue date, the calculation agent may adjust (i) the determination dates (including the final determination date) to ensure that the term between each determination date remains the same and/or (ii) the final determination date and maturity date to ensure that the stated term of the Securities remains the same.
Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the quarterly contingent payment, if any, with respect to the final determination date will be made on the maturity date.
Payment at maturity:	• If the final index levels of all underlying indices are greater than or equal to their respective downside threshold levels:	the stated principal amount plus if the final index levels of all the underlying indices on the final determination are also equal to or greater than their respective coupon barriers, the contingent payment otherwise payable on the maturity date pursuant to the contingent payment feature.
	• If the final index level of any underlying index is less than its respective downside threshold level:	a cash payment that is less than the stated principal amount, if anything, resulting in a loss that is proportionate to the negative underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.
Worst performing underlying index:	The underlying index with the largest percentage decrease between its initial index level and its final index level, as compared to the percentage decreases or increases between the respective initial index level and final index level of all the underlying indices.
Coupon barrier level:	[• ], which is equal to 75% of the initial index level of the Euro STOXX 50® Index
[•  ], which is equal to 75% of the initial index level of the MSCI® Emerging Markets IndexSM
[•  ], which is equal to 75% of the initial index level of the S&P 500® Index

Downside threshold level:	[• ], which is equal to 57% of the initial index level of the Euro STOXX 50® Index
[•], which is equal to 57% of the initial index level of the MSCI® Emerging Markets IndexSM
[•  ], which is equal to 57% of the initial index level of the S&P 500® Index

Initial index level:	[• ], which is equal to the closing level of the Euro STOXX 50® Index. on the pricing date
[•  ], which is equal to the closing level of the MSCI® Emerging Markets IndexSM on the pricing date
[•  ], which is equal to the closing level of the S&P 500® Index on the pricing date

Final index level:	The closing level of each underlying index on the final determination date
CUSIP:	90271C288
ISIN:	US90271C288
Listing:	The securities will not be listed on any securities exchange.
Agent:	UBS Securities LLC

Commissions and issue level:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	100%	3.00%	97.00%
Total	$	$	$
(1)	UBS Securities LLC, acting as agent for UBS AG, will receive a fee of $0.30 per $10.00 stated principal amount of securities and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.30 per $10.00 stated principal amount of securities that Morgan Stanley Smith Barney LLC sells. See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.”

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated April 15, 2013       Prospectus dated January 11, 2012

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus dated January 11, 2012:
http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

Index Supplement dated January 24, 2012:
http://www.sec.gov/Archives/edgar/data/1114446/000119312512021889/d287369d424b2.htm

Product Supplement dated April 15, 2013:
http://www.sec.gov/Archives/edgar/data/1114446/000139340113000177/c340987_690847-424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Contingent Income Auto-Callable Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012, references to the “index supplement” mean the UBS index supplement, dated January 24, 2012 and references to the “accompanying product supplement” mean the UBS product supplement “Contingent Income Auto-Callable Securities”, dated April 15, 2013.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

Investment Summary

The Contingent Income Auto-Callable Securities due May 3, 2018 based on the worst performing index between the Euro STOXX 50® Index, the MSCI® Emerging Markets IndexSM and the S&P 500® Index, which we refer to as the securities, provide an opportunity for investors to earn a quarterly contingent payment, which is an amount equal to $0.2250 (equivalent to approximately 9.00% per annum of the stated principal amount) per security, with respect to each quarterly determination date on which the closing levels or the final index levels, as applicable, of all the underlying indices are greater than or equal to 75% of their respective initial index levels, which we refer to as the coupon barrier levels. The actual contingent payments will be determined on the pricing date. The contingent payment, if any, will be payable quarterly on the relevant contingent payment date, which is the third business day after the related determination date. It is possible that the closing levels of the underlying indices could remain below their respective coupon barrier levels for extended periods of time or even throughout the term of the securities so that you may receive little or no contingent payments.

If the closing levels of all the underlying indices are greater than or equal to their respective initial index levels on any of the first nineteen determination dates, the securities will be automatically redeemed for an early redemption amount equal to the stated principal amount plus the contingent payment with respect to the related determination date. If the securities have not previously been redeemed and the final index levels of all underlying indices are greater than or equal to the respective downside threshold levels, the payment at maturity will be the stated principal amount plus, if the final index levels of all the underlying indices on the final determination are also equal to or greater than their respective coupon barriers, the contingent payment otherwise payable on the maturity date pursuant to the contingent payment feature. However, if the securities have not previously been redeemed and the final index level of any underlying index is less than its respective downside threshold level, investors will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its respective initial index level, on a 1 to 1 basis and investors will be entitled to receive an amount in cash equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index. The value of such cash payment will be less than 57% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent payment. In addition, investors will not participate in any appreciation of the underlying indices.

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

Key Investment Rationale

The securities offer investors an opportunity to earn a quarterly contingent payment equal to $0.2250 (equivalent to approximately 9.00% per annum of the stated principal amount per security, with respect to each determination date on which the closing levels or the final index levels, as applicable, of all the underlying indices are greater than or equal to 75% of their respective initial index levels, which we refer to as the coupon barrier level. The actual contingent payments will be determined on the pricing date. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent payment, and the payment at maturity will vary depending on the final index levels, as follows:

Scenario 1	On any of the first nineteen determination dates, the closing index levels of all the underlying indices are greater than or equal to their respective initial index levels.
■ The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.
■ Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 2	The securities are not automatically redeemed prior to maturity and the final index levels of all underlying indices are greater than or equal to their respective downside threshold levels and coupon barrier levels.
■ The payment due at maturity will be the stated principal amount plus, the contingent payment otherwise payable on the maturity date pursuant to the contingent payment feature.
■ Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 3	The securities are not automatically redeemed prior to maturity and the final index levels of all the underlying indices are equal to or greater than their respective downside threshold levels. However, the final index level of at least one underlying index is less than to its respective coupon barrier level.
■ The payment due at maturity will be the stated principal amount.
■ Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 4	The securities are not automatically redeemed prior to maturity and the final index level of any underlying index is less than its downside threshold level.

■

The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a loss that is proportionate to the negative underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.

■ Investors will lose some and may lose all of their principal in this scenario.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF THE STATED PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

The securities will not pay a contingent payment if the closing level of any underlying index is below its respective coupon barrier level on any determination date. The securities will not be subject to an early redemption if the closing level of any underlying index is below its respective initial index level on any determination date. If not redeemed, you will lose some or all of your investment at maturity if any underlying index is below its respective downside threshold level.

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

Investor Suitability

The securities may be suitable for you if:

■	You fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.
■	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying indices.
■	You believe the closing level of each of the underlying indices will be equal to or greater than their respective coupon barrier levels on the specified determination dates and downside threshold level on the final determination date.
■	You understand and accept that you will not participate in any appreciation in the level of the underlying indices and that your potential return is limited to the quarterly contingent payments.
■	You can tolerate fluctuations in the level of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the underlying indices.
■	You are willing to invest in the securities based on the contingent payments specified on the cover hereof.
■	You are willing to forgo dividends paid on the index constituent stocks and you do not seek guaranteed current income from this investment.
■	You are willing to invest in securities that may be redeemed early and you are otherwise willing to hold such securities to maturity, a term of approximately 5 years, and accept that there may be little or no secondary market for the securities.
■	You seek an investment with exposure to companies in the Eurozone.
■	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The securities may not be suitable for you if:

■	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.
■	You require an investment designed to provide a full return of principal at maturity.
■	You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying indices.
■	You believe that the closing level of any underlying index will decline during the term of the securities and is likely to close below the applicable coupon barrier level on the determination dates and downside threshold level on the final determination date.
■	You seek an investment that participates in the full appreciation in the level of the underlying indices or that has unlimited return potential.
■	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the underlying indices.
■	You are unwilling to invest in the securities based on the contingent payments specified on the cover hereof.
■	You prefer to receive the dividends paid on the index constituent stocks and you seek guaranteed current income from this investment.
■	You are unable or unwilling to hold securities that may be redeemed early, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 5 years, or you seek an investment for which there will be an active secondary market for the securities.
■	You do not seek an investment with exposure to companies in the Eurozone.
■	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels and (2) the final index levels.

Diagram #1: First nineteen Determination Dates

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the pricing date and will be specified in the applicable pricing supplement):

Hypothetical Initial Index Level: Underlying Index A: Underlying Index B: Underlying Index C:	1500 2500 1000
Hypothetical Coupon Barrier Level: Underlying Index A: Underlying Index B: Underlying Index C:	1125, which is 75% of the initial index level 1875, which is 75% of the initial index level 750, which is 75% of the initial index level
Hypothetical Downside Threshold Level: Underlying Index A: Underlying Index B: Underlying Index C:	885, which is 57% of the initial index level 1425, which is 57% of the initial index level 570, which is 57% of the initial index level
Hypothetical Quarterly Contingent Payment:	$0.2250 per security*
Stated Principal Amount:	$10.00 per security
*	If the actual quarterly contingent payment as determined on the pricing date is less than $0.2250, the payment on your securities may be lower than those shown below.

In Examples 1, the closing levels of the underlying indices fluctuate over the term of the securities and the closing levels of the underlying indices are greater than or equal to the hypothetical respective initial index levels on one of the first nineteen determination dates. Because the closing levels of the underlying indices are greater than or equal to the respective initial index levels on one of the first nineteen determination dates, the securities are automatically redeemed following the relevant determination date. In Examples 2, 3 and 4, the closing level of at least one underlying index on each of the first nineteen determination dates is less than its respective initial index level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

		Example 1					Example 2
Determination Dates	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount*	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount
#1	1450 (at or above coupon barrier level; below initial index level)	2400 (at or above coupon barrier level; below initial index level)	1000 (at or above coupon barrier level and initial index level)	$0.2250	N/A	1100 (below coupon barrier level and initial index level)	1800 (below coupon barrier level and initial index level)	900 (at or above coupon barrier level; below and initial index level)	$0	N/A
#2	1100 (below coupon barrier level and initial index level)	2450 (at or above coupon barrier level; below initial index level)	1100 (at or above coupon barrier level and initial index level)	$0	N/A	900 (below coupon barrier level and initial index level)	1900 (at or above coupon barrier level; below and initial index level)	725 (below coupon barrier level and initial index level)	$0	N/A
#3	1875 (at or above initial index level)	3125 (at or above initial index level)	1250 (at or above initial index level)	—*	$10.2250	950 (below coupon barrier level and initial index level)	1850 (below coupon barrier level and initial index level)	700 (below coupon barrier level and initial index level)	$0	N/A
#4 - #19	N/A	N/A	N/A	N/A	N/A	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	$0	N/A

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

		Example 1					Example 2
Final Determination Date	N/A	N/A	N/A	N/A	N/A	1400 (above downside threshold level and coupon barrier level; below initial index level)	2300 (above downside threshold level and coupon barrier level; below initial index level)	700 (above downside threshold level below initial index level and coupon barrier level)	N/A	N/A
Payment at Maturity		N/A					$10.00
*	The early redemption amount includes the unpaid contingent payment with respect to the determination date on which the closing levels for the underlying indices are greater than or equal to their respective initial index levels and the securities are redeemed as a result.
■	In Example 1, the securities are automatically redeemed following the third determination date as the closing levels of all underlying indices on the third determination date are greater than their respective initial index levels. As the closing levels of all underlying indices on the first determination date are greater than their respective coupon barrier levels, you receive the contingent payment of $0.2250 with respect to the determination date. Following the third determination date, you receive an early redemption amount of $10.2250, which includes the quarterly contingent payment with respect to the third determination date.

In this example, the early redemption feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving quarterly contingent payments. Further, although all underlying indices have appreciated by 25% from their respective initial index levels on the third determination date, you only receive $10.2250 per security and do not benefit from such appreciation. Your total return per security in this example is $10.450 (a 4.50% return on the securities).

■	In Example 2, on each of the first nineteen determination dates, the closing level of at least one of the underlying indices is below its respective coupon barrier level. As a result, you do not receive a contingent payment with respect of any of those determination dates. Because the closing levels of all underlying indices are above their respective downside threshold levels on the final determination date you receive the stated principal amount at maturity. However, the closing level of one of the underlying indices is below its respective coupon barrier level. Therefore, you do not receive a contingent payment on the maturity date because the final index level of one of the underlying indices on the final determination date was below its respective coupon barrier level.
■	In this example, you receive the stated principal amount per security, equal to a total payment of $10.00 per security at maturity. Your total return per security in this example is $10.00 (a 0.000% return on the securities).

		Example 3					Example 4
Determination Dates	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount
#1	1100 (below coupon barrier level and initial index level)	1800 (below coupon barrier level and initial index level)	900 (at or above coupon barrier level; below initial index level)	$0	N/A	1100 (below coupon barrier level and initial index level)	1800 (below coupon barrier level and initial index level)	700 (below coupon barrier level and initial index level)	$0	N/A
#2	900 (below coupon barrier level and initial index level)	1900 (at or above coupon barrier level; below initial index level)	725 (below coupon barrier level and initial index level)	$0	N/A	1200 (at or above coupon barrier level; below initial index level)	1850 (below coupon barrier level and initial index level)	725 (below coupon barrier level and initial index level)	$0	N/A
#3	950 (below coupon barrier level and initial index level)	1850 (below coupon barrier level and initial index level)	700 (below coupon barrier level and initial index level)	$0	N/A	1000 (below coupon barrier level and initial index level)	1700 (below coupon barrier level and initial index level)	700 (below coupon barrier level and initial index level)	$0	N/A
#4 - #19	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	$0	N/A	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	$0	N/A

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

		Example 3					Example 4
Final Determination Date	1400 (above downside threshold level and coupon barrier level; below initial index level)	2300 (above downside threshold level and coupon barrier level; below initial index level)	850 (above downside threshold level and coupon barrier level; below initial index level)	—*	N/A	900 (above downside threshold level; below initial index level and coupon barrier level)	1000 (below downside threshold level and initial index level)	775 (above downside threshold level and coupon barrier level below initial index level)	$0	N/A
Payment at Maturity		$10.2250					$4.00
*	The final contingent payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final index level.

■	In Example 3, on each of the first nineteen determination dates, the closing level of at least one of the underlying indices is below its respective coupon barrier level. As a result, you do not receive a contingent payment with respect of any of those determination dates. Because the closing levels of all underlying indices are above their respective downside threshold levels and coupon barrier levels on the final determination date, at maturity, you receive the stated principal amount plus a contingent payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$10.00 + $0.2250 = $10.2250

In this example, you receive the stated principal amount per security plus the contingent payment, equal to a total payment of $10.2250 per security at maturity. Your total return per security in this example is $10.2250 (a 2.250% return on the securities).

■	In Example 4, on each determination date throughout the term of the securities, the closing level of at least one of the underlying indices is below its respective coupon barrier level. As a result, you do not receive any contingent payment during the term of the securities. Furthermore, as the final index level of one of the underlying indices on the final determination date is below its applicable downside threshold level, you are fully exposed to the decline in the worst performing underlying index. Your payment at maturity is calculated as follows:

$10.00 + ($10.00 × Underlying Return of the Worst Performing Underlying Index)

= $10.00 + ($10.00 × -60%)
= $4.00

In this example, since the final index level of the worst performing underlying index represents a 60.00% decline, you will receive the a cash payment per security equal to $4.00 (a 60.00% loss on the securities).

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed on any determination date, you may lose some or all of your investment. Specifically, if the securities are not redeemed and the final index level of any underlying index is less than its downside threshold level, UBS will pay you a cash payment less than the full principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative return of the worst performing underlying index over the term of the Securities and you may lose up to 100% of your initial investment.

The securities will not pay a contingent payment if the closing level of any underlying index is below its respective coupon barrier level on any determination date. The securities will not be subject to an early redemption if the closing level of any underlying index is below its respective initial index level on any determination date. If not redeemed, you will lose some or all of your investment at maturity if any underlying index is below its respective downside threshold level.

Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose your entire stated principal amount.

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

■	You are exposed to the market risk of each underlying index with respect to both the contingent payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each individual underlying index. Unlike an instrument with a return linked to a basket of indices or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each of the underlying indices. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying index. For the securities to be redeemed prior to maturity or to receive any contingent payment, all underlying indices are required to close above their respective initial index levels or coupon barrier levels, respectively, on the applicable determination date. In addition, if these securities are not redeemed prior to maturity and if any underlying index has declined below its downside threshold level as of the final determination date, you will be fully exposed to the negative return of the worst performing underlying index, even if the other underlying indices have appreciated. Accordingly, your investment is subject to the market risk of each underlying index.
■	Because the securities are linked to the performance of more than one underlying index (instead of to the performance of one underlying index), it is more likely that one of the underlying indices will decrease in value below its coupon barrier level and downside threshold level, increasing the probability that you will not receive any contingent payments and will lose some or all of your initial investment. The risk that you will not receive any contingent payments and that at maturity you will lose some or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that an underlying index will close below its coupon barrier level on each determination date and downside threshold level on the final determination date, and therefore it is more likely that you will receive few or no contingent payments and at maturity will receive an amount in cash which is worth less than your principal amount. In addition, if the performances of the underlying indices are not correlated to each other, the risk that an underlying index will close below its coupon barrier level on each determination date and downside threshold level on the final determination date, is even greater.
■	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final index level of any underlying index is less than its respective downside threshold level, you will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index level, on a 1 to 1 basis and you will receive a cash payment that is less than the stated principal amount, if anything, resulting in a loss that is proportionate to the negative underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.
■	The contingent payment, if any, is based solely on the closing levels of the underlying indices on the specified determination dates. Whether the contingent payment will be made with respect to a determination date will be based on the closing levels or the final index levels of the underlying indices. As a result, you will not know whether you will receive the contingent payment until the related determination date. Moreover, because the contingent payment is based solely on the closing levels on a specific determination date or the final index levels on the final determination date, if the closing level or final index level of any underlying index is less than its respective coupon barrier level, you will not receive any contingent payment with respect to that determination date, even if the closing level of any other underlying index was higher on other days during the term of the securities.
■	You will not receive any contingent payment for any quarterly period where the closing level of any underlying index on the determination date is less than its respective coupon barrier level. A contingent payment will be made with respect to a quarterly period only if the closing levels of all underlying indices are greater than or equal to their respective coupon barrier levels. If the closing level of any underlying index remains below its respective coupon barrier level on each determination date over the term of the securities, you will not receive any contingent payment.
■	Higher contingent payments are generally associated with a greater risk of loss. Greater expected volatility with respect to the underlying indices reflects a higher expectation as of the pricing date that the closing levels of such underlying indices could close below their downside threshold levels on the final determination date of the securities. This greater expected risk will generally be reflected in higher contingent payments for that security. However, while the contingent payments are set on the pricing date, an underlying index’s volatility can change significantly over the term of the securities. The closing levels of the underlying indices for your securities could fall sharply, which could result in a significant loss of principal.
■	The securities are subject to the credit risk of UBS AG, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on UBS AG’s ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the market value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
■	Market risk. The return on the securities is directly linked to the performance of the underlying indices and indirectly linked to the value of the stocks comprising the underlying indices (“index constituent stocks”), and will depend on whether, and the extent to which, the return on the indices is positive or negative. The levels of the underlying indices can rise or fall sharply due to factors specific to the index constituent stocks as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You may lose some or all of your principal amount if closing price of any underlying index on the final determination date is below its respective downside threshold level.
■	Investors will not participate in any appreciation in the levels of the underlying indices. Investors will not participate in any appreciation in the levels of the underlying indices from their respective initial index levels, and the return on the securities will be limited to the contingent payment that is paid with respect to each determination date on which the closing levels or the final index levels of the underlying indices are greater than or equal to their respective coupon barrier levels. It is possible that the closing levels of the underlying indices could be below their respective coupon barrier levels on most or all of the determination dates so that you will receive few or no contingent payments. If you do not earn sufficient contingent payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.
■	No assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether the levels of the underlying indices will rise or fall. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying indices. You should be willing to accept the risks associated with the relevant markets tracked by the underlying indices in general and the index constituents in particular, and the risk of losing some or all of your initial investment.
■	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more quarterly contingent payments and may be forced to invest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
■	Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial index levels and the final index levels and whether the closing levels of the underlying indices on any determination date are greater than or equal to their respective initial index levels or are below their respective coupon barriers and downside threshold levels, as applicable. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are redeemed early.
■	The inclusion in the original issue price of commissions and estimated cost of hedging is likely to adversely affect secondary market price. Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, because the original issue price will include, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the estimated cost of hedging the issuer’s obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC, as a result of dealer discounts, mark-ups or other transaction costs. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
■	Market price of the securities is influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which UBS Securities LLC may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the closing levels of the underlying indices on any day will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:
º	the volatility of the underlying indices (i.e., the frequencies and magnitudes of changes in the levels of the underlying indices over the term of the Securities);
º	the composition of the underlying indices and changes to their respective index constituents;
º	the market prices of the index constituents;
º	the dividend rate paid on any index constituent stocks (while not paid to the holders of the Securities, dividend payments on the index constituent stocks may influence the market price of such index constituent stocks and the level of any underlying index comprised of such index constituent stocks, and therefore affect the market value of the Securities);
º	interest rates in the U.S. market and each market related to the underling indices;
º	the time remaining to the maturity of the Securities;
º	supply and demand for Securities, including inventory positions with UBS Securities LLC or any other market maker;

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

º	economic, financial, political, regulatory, judicial, force majeure or other events that affect the levels of the underlying indices and equity and commodity markets generally; and
º	the creditworthiness of UBS.

The closing levels of the underlying indices may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Historical Information” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

■	No affiliation with the underlying index sponsors. The underlying index sponsors are not affiliates of ours, are not involved with the offering in any way, and have no obligation to consider your interests in taking any actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the underlying indices in connection with the offering.
■	We may engage in business with or involving the index sponsors without regard to your interests. We or our affiliates may presently or from time to time engage in business with the index sponsors without regard to your interests and thus may acquire non-public information about the underlying indices. Neither we nor any of our affiliates undertakes to disclose any such information to you.
■	Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of the underlying indices. These hedging or trading activities on or prior to the pricing date could potentially affect the initial index levels of the underlying indices and, as a result, the coupon barrier levels and downside threshold levels. Additionally, these hedging or trading activities during the term of the securities could potentially affect the closing levels of the underlying indices on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.
■	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. UBS Securities LLC may act as a market maker in the offering of the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which UBS Securities LLC is willing to buy the securities. If at any time UBS Securities LLC or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
■	The index returns for the EURO STOXX 50® Index and MSCI® Emerging Markets IndexSM will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the index constituent stocks are traded in a foreign currency and the securities are denominated in U.S. dollars. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the index constituent stocks of the EURO STOXX 50® Index and MSCI® Emerging Markets IndexSM are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.
■	An investment in the securities is subject to risks associated with Eurozone securities markets. The index constituent stocks of the EURO STOXX 50® Index are issued by non-U.S. companies and are traded on various non-U.S. exchanges. These stocks may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks. Specifically, the index constituent stocks are issued by companies located within the Eurozone. The Eurozone is and has been undergoing severe financial stress, and the political, legal and regulatory ramifications are impossible to predict. Changes within the Eurozone could have a material adverse effect on the performance of the underlying index and, consequently, on the value of the securities.
■	The securities are subject to emerging markets risk. The securities are linked to the MSCI® Emerging Markets IndexSM and are subject to emerging markets risk. Investments in securities linked directly or indirectly to emerging market equity securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the securities are susceptible, before making a decision to invest in the securities.
■	The underlying indices reflect price return, not total return. — The return on your securities is based on the performance of the underlying

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

indices, which reflect the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.
■	Changes affecting the underlying indices could have an adverse effect on the value of the securities. — The policies of STOXX Limited, the sponsor of the EURO STOXX 50® Index, of MSCI Inc., the sponsor of the MSCI® Emerging Markets IndexSM and Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, the sponsor of the S&P 500® Index (together, the“index sponsors"), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the levels of the underlying indices. The policies of the index sponsors with respect to the calculation of the underlying indices could also adversely affect the levels of the underlying indices. The index sponsors may discontinue or suspend calculation or dissemination of the underlying indices. Any such actions could have an adverse effect on the value of the securities.
■	Uncertain tax treatment — Significant aspects of the tax treatment of the securities are uncertain. You should consult your own tax advisor about your tax situation.

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

Information about the Underlying Indicies
EURO STOXX 50® Index

We have derived all information contained in this free writing prospectus regarding the EURO STOXX 50® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by STOXX Limited. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the EURO STOXX 50® Index.

STOXX Limited has no obligation to continue to publish the EURO STOXX 50® Index, and may discontinue publication of the EURO STOXX 50® Index at any time. The EURO STOXX 50® Index is determined, comprised and calculated by STOXX Limited without regard to the Securities.

The EURO STOXX 50® Index covers 50 stocks of market sector leaders mainly from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The EURO STOXX 50® Index captures approximately 60% of the free float market capitalization of the EURO STOXX Total Market Index (TMI) Index (the “EURO STOXX TMI”). The EURO STOXX 50® Index is defined as all components of the 19 EURO STOXX Supersector indices. The EURO STOXX Supersector indices represent the Eurozone portion of the STOXX 600 Supersector indices, which indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The EURO STOXX 50® Index is weighted by free-float market capitalization. Each component’s weight is capped at 10% of the EURO STOXX 50® Index’s total free-float market capitalization.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the EURO STOXX 50® Index.

Information as of market close on April 17, 2013:

Bloomberg Ticker Symbol:	SX5E
Current Index Level:	2553.49
52 Weeks Ago (on April 17, 2012):	2367.05
52 Week High (on January 29, 2013):	2749.27
52 Week Low (on June 1, 2012):	2068.66

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period of January 2, 2009 through April 17, 2013. The closing level of the underlying index on April 17, 2013 was 2553.49. The associated graph shows the closing levels of the underlying index for each day from January 3, 2000 to April 17, 2013. The dotted lines represents a hypothetical downside threshold level and coupon barrier level of 1455.49 and 1915.12, which are equal to 57% and 75% of the closing level on April 17, 2013, respectively. The actual coupon barrier level and downside threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg Professional Service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

EURO STOXX 50® Index	High	Low	Period End
2009
First Quarter	2578.43	1809.98	2071.13
Second Quarter	2537.35	2097.57	2401.69
Third Quarter	2899.12	2281.47	2872.63
Fourth Quarter	2992.08	2712.30	2964.96
2010
First Quarter	3017.85	2631.64	2931.16
Second Quarter	3012.65	2488.50	2573.32
Third Quarter	2827.27	2507.83	2747.90
Fourth Quarter	2890.64	2650.99	2792.82
2011
First Quarter	3068.00	2721.24	2910.91
Second Quarter	3011.25	2715.88	2848.53
Third Quarter	2875.67	1995.01	2179.66
Fourth Quarter	2476.92	2090.25	2316.55
2012
First Quarter	2608.42	2286.45	2477.28
Second Quarter	2501.18	2068.66	2264.72
Third Quarter	2594.56	2151.54	2454.26
Fourth Quarter	2659.95	2427.32	2635.93
2013
First Quarter	2749.27	2570.52	2624.02
Second Quarter (through April 17, 2013)	2679.80	2553.49	2553.49

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

EURO STOXX 50® Index – Daily Closing Levels January 3, 2000 to April 17, 2013

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

MSCI® Emerging Markets IndexSM

We have derived all information contained in this free writing prospectus regarding the MSCI® Emerging Markets IndexSM, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by MSCI Inc., which we refer to as “MSCI”. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the MSCI® Emerging Markets IndexSM.

The MSCI® Emerging Markets IndexSM (which we refer to as the index), is a stock index calculated, published and disseminated daily by MSCI, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited. The MSCI® Emerging Markets IndexSM is a free float adjusted market capitalization index designed to measure equity market performance in the global emerging markets and is one of the MSCI Global Investable Market Indices.

As of March 29, 2013, the constituents of the index were derived from the constituents of MSCI’s standard single country indexes representing 21 emerging market countries. The five largest emerging market countries included, and their relative weightings as of March 29, 2013 are: Brazil (12.66%), China (18.07%), South Africa (7.07%), South Korea (14.87%) and Taiwan (10.80%). Other countries accounts for 36.54% and include Chile, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, Thailand and Turkey.

As of March 29, 2013, the companies included in the MSCI® Emerging Markets IndexSM were divided into ten Global Industry Classification Sectors. The Global Industry Classification Sectors include (with the percentage included as of March 29, 2013 in such sectors indicated in parentheses): Consumer Discretionary (7.78%), Consumer Staples (9.07%), Energy (12.01%), Financials (27.66%), Industrials (6.43%), Information Technology (14.09%), Materials (10.68%), Telecommunication Services (7.38%), Utilities (3.56%) and Health Care (1.34%).

Sector designations are determined by MSCI using criteria it has selected or developed. MSCI may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices. The MSCI® Emerging Markets IndexSM is considered a “standard” index, which means it consists of all eligible large capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant market. The index has a base date of December 31, 1987.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the MSCI® Emerging Markets IndexSM.

Information as of market close on April 17, 2013:

Bloomberg Ticker Symbol:	MXEF
Current Index Level:	1001.10
52 Weeks Ago (on April 17, 2012):	1020.08
52 Week High (on January 3, 2013):	1082.68
52 Week Low (on June 4, 2012):	882.46

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period of January 2, 2009 through April 17, 2013. The closing level of the underlying index on April 17, 2013 was 1001.10. The associated graph shows the closing levels of the underlying index for each day from January 3, 2000 to April 17, 2013. The dotted lines represents a hypothetical downside threshold level and coupon barrier level of 570.63 and 750.83, which are equal to 57% and 75% of the closing level on April 17, 2013, respectively. The actual coupon barrier level and downside threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg Professional Service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

MSCI® Emerging Markets IndexSM	High	Low	Period End
2009
First Quarter	607.40	475.08	569.97
Second Quarter	802.21	580.76	761.30
Third Quarter	922.31	723.05	914.05
Fourth Quarter	989.47	901.39	989.47
2010
First Quarter	1028.07	894.07	1010.33
Second Quarter	1047.51	855.52	917.99
Third Quarter	1075.53	909.30	1075.53
Fourth Quarter	1155.94	1075.85	1151.38
2011
First Quarter	1170.87	1087.10	1170.87
Second Quarter	1206.49	1098.33	1146.22
Third Quarter	1169.49	851.51	880.43
Fourth Quarter	1010.12	831.22	916.39
2012
First Quarter	1079.94	917.08	1041.45
Second Quarter	1055.63	882.46	937.35
Third Quarter	1014.07	905.65	1002.66
Fourth Quarter	1055.20	969.82	1055.20
2013
First Quarter	1082.68	1015.47	1034.90
Second Quarter (through April 17, 2013)	1031.15	1001.10	1001.10

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

MSCI® Emerging Markets IndexSM – Daily Closing Levels January 3, 2000 to April 17, 2013

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

S&P 500® Index

We have derived all information contained in this free writing prospectus regarding the S&P 500® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”). UBS has not conducted any independent review or due diligence of any publicly available information with respect to the S&P 500® Index.

S&P has no obligation to continue to publish the S&P 500® Index, and may discontinue publication of the S&P 500® Index at any time. The S&P 500® Index is determined, comprised and calculated by S&P without regard to the Securities.

The S&P 500® Index is published by S&P. As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — S&P 500® Index”, the S&P 500® Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500® Index is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Ten main groups of companies comprise the S&P 500® Index, with the number of companies included in each group as of March 28, 2013 indicated below: Consumer Discretionary (82); Consumer Staples (42); Energy (43); Financials (81); Health Care (53); Industrials (60); Information Technology (70); Materials (30); Telecommunications Services (8) and Utilities (31).

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the S&P 500® Index.

Information as of market close on April 17, 2013:

Bloomberg Ticker Symbol:	SPX
Current Index Level:	1552.01
52 Weeks Ago (on April 17, 2012):	1390.78
52 Week High (on April 11, 2013):	1593.37
52 Week Low (on June 1, 2012):	1278.04

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period of January 2, 2009 through April 17, 2013. The closing level of the underlying index on April 17, 2013 was 1552.01. The associated graph shows the closing levels of the underlying index for each day from January 3, 2000 to April 17, 2013. The dotted line represents a hypothetical downside threshold level and coupon barrier level of 884.65 and 1164.01, which is equal to 57% and 75% of the closing level on April 17, 2013, respectively. The actual coupon barrier level and downside threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg Professional Service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

S&P 500® Index	High	Low	Period End
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1071.66	879.13	1057.08
Fourth Quarter	1127.78	1025.21	1115.10
2010
First Quarter	1174.17	1056.74	1169.43
Second Quarter	1217.28	1030.71	1030.71
Third Quarter	1148.67	1022.58	1141.20
Fourth Quarter	1259.78	1137.03	1257.64
2011
First Quarter	1343.01	1256.88	1325.83
Second Quarter	1363.61	1265.42	1320.64
Third Quarter	1353.22	1119.46	1131.42
Fourth Quarter	1285.09	1099.23	1257.60
2012
First Quarter	1416.51	1277.06	1408.47
Second Quarter	1419.04	1278.04	1362.16
Third Quarter	1465.77	1334.76	1440.67
Fourth Quarter	1461.40	1353.33	1426.19
2013
First Quarter	1569.19	1457.15	1569.19
Second Quarter (through April 17, 2013)	1593.37	1552.01	1552.01

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

S&P 500® Index – Daily Closing Levels January 3, 2000 to April 17, 2013

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date; provided, however, that any contingent payment payable at maturity or upon redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:	The United States federal income tax consequences of your investment in the securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-36 of the product supplement and to discuss the tax consequences of your particular situation with your tax advisor.
Pursuant to the terms of the securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the securities as a pre-paid derivative contract with respect to the underlying indices. If your securities are so treated, you should generally recognize capital gain or loss upon the sale, exchange, early redemption, or, except as noted below, redemption on maturity of your securities in an amount equal to the difference between the amount you receive at such time (other than with respect to a contingent coupon) and the amount you paid for your securities. Such gain or loss should generally be long term capital gain or loss if you have held your securities for more than one year.
In addition, any contingent coupon that is paid by UBS (including any on the maturity date or upon early redemption) should be included in your income as ordinary income at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.
Unless otherwise specified in the applicable pricing supplement, in the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” beginning on page PS-38 of the product supplement. The risk that the securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (possibly in excess of any contingent coupon and before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.
In addition, in 2007 the U.S. Treasury Department and the Internal Revenue Service released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any U.S. Treasury Department regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice. Non-US Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of investing in the securities, including the possible application of 30% U.S. withholding tax in respect to the coupons.

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

Additional Provisions:
Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.
Section 871(m) of the Internal Revenue Code of 1986, as amended, requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S. — source dividends. Under proposed U.S. Treasury Department regulations, certain payments or deemed payments that are contingent upon or determined by reference to U.S.-source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Securities, may be treated as dividend equivalents. If enacted in their current form, the regulations may impose a withholding tax on payments or deemed payments made on the Securities on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Securities in order to minimize or avoid U.S. withholding taxes.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest of dividends) and “pass-thru payments” (i.e, certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final U.S. Treasury Department regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. This withholding tax would not be imposed on withholdable payments pursuant to obligations that are outstanding on January 1, 2014 (and are not materially modified after December 31, 2013) or to pass-thru payments pursuant to obligations that are outstanding six months after final regulations regarding such payments become effective (and such obligations are not subsequently modified in a material manner). If, however, withholding is required as a result of future guidance, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.
Significant aspects of the application of FATCA are not currently clear and the above description is based on U.S. Treasury Department regulations and interim guidance. Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.
Specified Foreign Financial Assets. Under recently enacted legislation, individuals that own “specified foreign financial assets” in excess of an applicable threshold may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.
Proposed Legislation. Moreover, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with the all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

April 2013

Contingent Income Auto-Callable Securities due on or about May 3, 2018
$• Based on the worst performing index between EURO STOXX 50® Index, MSCI® Emerging Markets IndexSM and the S&P 500® Index

Additional Provisions:
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.
In connection with the sale of the securities, we or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before and after the pricing date of the securities. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.
We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.
The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 10 of this document for a discussion of these adverse effects.
Supplemental information regarding plan of distribution; conflicts of interest:	Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document. UBS Securities LLC, acting as agent for UBS, will receive a fee of $0.30 per $10.00 stated principal amount of securities and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.30 for each $10.00 stated principal amount of securities that Morgan Stanley Smith Barney LLC sells.
We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities. UBS Securities LLC and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.
UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.
Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in the offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (914) 225-7000). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

April 2013